EXHIBIT 16.1

January 23, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:           Calendar Dragon Inc.

I was previously the independent registered public accounting firm for Calendar Dragon Inc., (now known as North American Oil & Gas Corp.)  Under the date of January 21, 2012, I reported on the financial statements of Calendar Dragon Inc. as of November 30, 2011 and 2010 and for the years ended November 30, 2011 and 2010 and for the period from April 7, 2010 (inception) to November 30, 2011.

Effective January 22, 2013 I was dismissed as the independent registered public accounting firm. I have read the North American Oil & Gas Corp. disclosures included in Item 4.01 “Changes in Registrant’s Certifying Accountant” on Form 8-K dated January 22, 2012 to be filed with the Securities and Exchange Commission.  I agree with such statements as they pertain to John Kinross-Kennedy.

Very truly yours,

/s / JOHN KINROSS-KENNEDY

JOHN KINROSS-KENNEDY